Exhibit 99.1


                      ADDVANTAGE TECHNOLOGIES GROUP, INC.
                     ANNOUNCES FIRST QUARTER 2004 RESULTS

     Broken Arrow, Oklahoma, February 12, 2004--ADDvantage Technologies Group, Inc. (AMEX:AEY) announced today financial results for their first quarter ended December 31, 2003. Revenues for the first quarter of 2004 were $11.3 million, an increase of 46.7% compared to $7.7 million for the first quarter of 2003, and an increase of 28.2% from $8.8 million for the fourth quarter of fiscal 2003. Net income attributable to common shareholders increased to $1.08 million, or $.11 per share, which compares to $704,000, or $.07 per share for the first quarter of 2003, and net income attributable to common shareholders of $895,000, or $.09 per share for the fourth quarter of fiscal 2003.

     "We are pleased with our performance this quarter, as cable operators and other users of our products continue to validate the economics and performance of our ability to provide timely delivery from our significant Scientific-Atlanta ("SFA") and Motorola inventory," said Ken Chymiak, ADDvantage's President and CEO.

     Commenting on the first quarter results, David Chymiak, Chairman of the Board, said, "ADDvantage's revenues for the first quarter were strong as many of our customers placed orders for plant upgrades and channel additions. We're optimistic this trend will continue through 2004."

ADDVANTAGE TECHNOLOGIES GROUP, INC. and its subsidiaries, TULSAT, Lee Enterprise, NCS Industries, Comtech Services, TULSAT-Texas, and TULSAT-Atlanta comprise an organization involved in the sale of new and surplus cable television ("CATV") equipment , and providing re-manufacture and repair services of that equipment to the franchised and private cable television industries. The Company operates Scientific-Atlanta 3rd Party Authorized Repair Centers for certain product lines and is a Scientific-Atlanta Master Distributor for most current products and exclusive distributor for SA legacy products. The Company is also a distributor for Motorola, Blonder-Tongue, Quintech, Videotek, Drake, Standard, Corning Gilbert, and others. For more information, please visit the corporate web site at www.addvantagetech.com or contact the Company directly at 918-251-9121.

The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company's reports and documents filed from time to time with the Securities and Exchange Commission.


                       ADDvantage Technologies Group, Inc.
                            Statement of Operations
                                 (Unaudited)


                                           Three Months Ended
                                               December 31,

                                       2003                     2002
                                       ----                     ----

Revenues                           $ 11,292,500            $  7,696,978

Operating Income                   $  2,233,923            $  1,648,604

Net Income Applicable
  to Common Stock                  $  1,083,170            $    704,175

Net Income Per Share
  of Common Stock
      Basic                        $        .11             $       .07
      Diluted                      $        .10             $       .07

Shares Used in Computing
  Net Income Per Share:
      Basic                          10,011,314              10,004,181
      Diluted                        12,080,044              12,004,181




CONTACT:  ADDvantage Technologies Group, Inc., Broken Arrow
          Ken Chymiak,     (9l8) 25l-2887
          David Chymiak,   (9l8) 25l-2887
          Dee Cooper,      (9l8) 25l-9l2l